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                        EXHIBIT
                        Opinion and Consent of Counsel

BLAZZARD, GRODD & HASENAUER, P.C.


ATTORNEYS AT LAW                                  CONNECTICUT OFFICE:
                                          943 POST ROAD EAST Y P.O. BOX 5108
NORSE N. BLAZZARD**                        WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                               TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                          FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*                              FLORIDA OFFICE:
LYNN KORMAN STONE*                             SUITE 213, OCEANWALK MALL
MAUREEN M. MURPHY*                               101 NORTH OCEAN DRIVE
                                               HOLLYWOOD, FLORIDA  33019
                                               TELEPHONE (305) 920-6590
                                               FACSIMILE (305) 920-6902

*   Admitted in Connecticut
** Admitted in Connecticut and Florida


                                April 1, 1997

Board of Directors
Sentry Life Insurance Company
1800 North Point Drive
Stevens Point, WI  54481

RE: Opinion of Counsel - Sentry Variable Life Account I

Gentlemen:

     You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on Form S-6 for Individual Flexible Premium Variable Life Insurance Policies (the "Policies") to be issued by Sentry Life Insurance Company and its separate account, Sentry Variable Life Account I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are of the following opinions:

     1. Sentry Variable Life Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of premium payments made by a Policy Owner pursuant to a Policy issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Policy Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Policy.

     You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.
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BLAZZARD, GRODD & HASENAUER, P.C.


Board of Directors
Sentry Life Insurance Company
April 1, 1997
Page Two


     We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.


                                        Sincerely,

                                        BLAZZARD, GRODD & HASENAUER, P.C.


                                        By:  s/Lynn Korman Stone
                                           -------------------------
                                             Lynn Korman Stone